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                                                                    EXHIBIT 23.1

               CONSENT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS

         We consent to the reference to our firm under the caption "Experts" in the Registration Statement on Form S-3 and related Prospectus of Advanced Viral Research Corp. for the registration of 200,000,000 shares of its common stock and to the incorporation by reference therein of our report dated March 25, 2002 (which report contains an emphasis paragraph regarding certain liquidity considerations) with respect to the consolidated financial statements of Advanced Viral Research Corp. included in its Annual Report on Form 10-K for the year ended December 31, 2001, filed with the Securities and Exchange Commission.

         We also consent to the references to us under the heading "EXPERTS" in the Prospectus.

                                            /s/ RACHLIN COHEN & HOLTZ LLP
                                            ----------------------------------
                                            RACHLIN COHEN & HOLTZ LLP

Miami, Florida
March 29, 2002